SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



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Date of Report (Date of earliest event reported)       September 16, 1999
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                              VITECH AMERICA, INC.
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             (Exact name of registrant as specified in its charter)



          Florida                      0-21369                   65 041 9086
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(State or other jurisdiction        (Commission File            (IRS Employer
       or incorporation)                 Number)             Identification No.)



                8807 Northwest 23rd Street, Miami, Florida 33172
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (305) 477-1161
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                                      N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.  Other Events.
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         On September 16, 1999 (the "Closing Date"), Vitech America, Inc. (the
"Company") formed a strategic alliance with Gateway Companies, Inc. ("Gateway") which resulted in a $31 million investment by Gateway. Pursuant to a Convertible Loan Agreement (the "Loan Agreement"), the investment was in the form of a 10% Convertible Promissory Note netting proceeds to the Company of approximately $19 million after repayment of outstanding obligations of approximately $12 million to Gateway. The Note bears interest at 10% per annum with interest payable quarterly. The Note matures on March 16, 2001. The Note is initially convertible at $11.02 (the "initial Conversion Price") subject to stock-splits, stock dividends, rights offering by the Company and certain combinations, capitalizations, reclassifications, extraordinary distributions and other similar events. Under the terms of the Agreement, beginning six months after the Closing Date, Gateway may demand registration of the securities underlying the Note. William C. St. Laurent and Georges C. St. Laurent, III, the Company's President and Chief Executive Officer, jointly and severally, have guaranteed $11,000,000 of the Note.

         In no event shall the Company issue more than 19.9% of the then issued and outstanding shares of Common Stock of the Company, unless the Company shall obtain stockholder approval or a waiver of such requirement by the Nasdaq Stock Market. Messrs. St. Laurent have agreed to vote their shares in favor of any transaction contemplated by the Agreement, at any meeting, for the purpose of issuing in excess of 19.9% of the Company's Common Stock.

         The Company also was granted an option, exercisable at the Company's election, to acquire certain exclusive territorial rights in Brazil from Gateway. For this option, the Company issued 538,284 shares of the Company's common stock to Gateway.

         Gateway was also granted an option, exercisable within two years from the Closing Date, to engage in the following transactions with the Company: (i) extend an additional $40 million convertible loan to the Company on the same terms and conditions as the Note, with a conversion price equal to the lower of
(x) $11.02 per share or (y) a 20% premium over the then market value of the Company's common stock as reported on the Nasdaq Stock Market determined by taking the arithmetic average of the closing price of the Company's common stock for a period of twenty (20) trading days preceding the date on which Gateway gives notice of its intent to exercise this option and/or (ii) subject to compliance with applicable law, enter into a merger agreement whereby the Company's shareholders shall have the option to (x) exchange their shares for $14.00 per share in cash or (y) one share of a new callable putable common stock (the "New Stock"). The New Stock shall have a call provision whereby Gateway will have the right to call 100% (and not less than 100%) of the New Stock, including all vested options, which it does not already own, at a price which shall be determined by the Company's performance. The New Stock


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shall also have a put provision whereby the New Stock holders will have the right to put annually to Gateway 100% (and not less than 100%) of their New Stock, including all vested dilutive options and warrants, at a price which shall be determined by the Company's performance.

         The above discussion is qualified by its entirety to the Agreements which are filed with this Report on Form 8-K.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         Exhibits
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         10.23  Convertible Loan Agreement between Vitech America, Inc. and
                Gateway Companies, Inc., dated September 19, 1999.

         10.24  Convertible Promissory Note dated September 16, 1999.

         10.25  Guaranty dated September 16, 1999.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  VITECH AMERICA, INC.


                                                  By: /s/ Edward Kelly
                                                      --------------------
                                                      Edward Kelly
                                                      Chief Financial Officer

DATED: September 23, 1999

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